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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                October 12, 2000


                         COMMERCIAL FEDERAL CORPORATION
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             (Exact name of registrant as specified in its charter)


          NEBRASKA                   1-11515               47-0658852
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(State or other jurisdiction       (Commission          (I.R.S. Employer
      of incorporation)            File Number)      Identification Number)


2120 SOUTH 72nd STREET, OMAHA, NEBRASKA                      68124
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   (Address of principal executive offices)                (Zip Code)


Registrant's telephone number including area code:    (402) 554-9200
                                                      --------------


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

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                         COMMERCIAL FEDERAL CORPORATION
                         ------------------------------

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
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Item 5. Other Events:
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          On October 12, 2000, Commercial Federal Corporation (the "Registrant")
          announced a series of branch divestitures. This action was part of the August 2000 announcement of several strategic initiatives aimed at improving the overall operations of the Registrant.

          Thirty-seven branches are scheduled to be sold and 12 consolidated into nearby branches. It is anticipated that the branch sales will be completed in the next six to nine months. The branch consolidations are currently scheduled for closing on February 9, 2001. The deposits associated with these 49 branches approximate $464 million. The Registrant recorded a pretax charge of approximately $17.0 million ($15.4 million after tax, or $.28 per diluted share) related to exit costs and write-offs of intangible assets associated with these branches. This charge to operations was recorded in the three months ended September 30, 2000.

          For more information, please see the Registrant's press release dated October 12, 2000 which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits:
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          Exhibit 99.1 Press release dated October 12, 2000

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                                  SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    COMMERCIAL FEDERAL CORPORATION
                                    --------------------------------------------
                                    (Registrant)


Date:    October 18, 2000           /s/ David S. Fisher
                                    --------------------------------------------
                                    David S. Fisher
                                    Executive Vice President and
                                    Chief Financial Officer
                                    (Duly Authorized Officer)

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